UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	March 27, 2013

Intellicell Biosciences, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54729	91-1966948
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

460 Park Avenue, 17th Floor, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(646) 576-8700

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On March 12, 2013, Intellicell Biosciences, Inc. (the “Company”) and Steven A. Victor, the Company’s chief executive officer (“Dr. Victor”), were served with notice that on February 27, 2013, JKT Construction Inc. d/b/a/ Corcon (“Corcon”) filed a complaint (the “Corcon Complaint”) against, among other parties, the Company and Dr. Victor, in the Supreme Court of the State of New York, Case No. 151778/2013, alleging, among other things, breach of contract, unjust enrichment, quantum meruit and foreclosure on a mechanic’s lien related to work performed in the build out of the Company’s office’s located at 460 Park Avenue, 17th Floor, new York, New York 10022 (the “Property”).   Corcon is seeking, among other things, that their claims be determined to be a valid lien against the Property and that they be able to foreclose on and sell the Property, a judgment for any deficiency against, among other parties, the Company and Dr. Victor and an amount of compensatory damages not less than $442,334.03, plus interest, costs, attorneys’ fees and expenses.

On February 14, 2013, the Company was served with notice that on February 13, 2013, Menachem M. Bluming (“Bluming”) filed a complaint (the “Bluming Complaint”) in the United States District Court for the Southern District of New York, Case No. 13-cv-0978-CM, alleging, among other things, breach of contract, unjust enrichment and debt owed against the Company, in connection with, that certain promissory note, dated June 3, 2011, in the aggregate principal amount of $500,000.   Bluming is seeking, among other things, an amount not less than $680,000, representing the principal amount, interest, attorneys’ fees and expenses.   The Company is currently working on making arrangements to honor its obligations under these notes, however, there can be no assurance that any such arrangements will ever materialize or be permissible or sufficient to cover any or all of the obligations under these notes.

In February 2013, the Company was served with notice that on October 13, 2011, Sherb & Co. LLP (“Sherb”) filed a complaint (the “Sherb Complaint”) in the Supreme Court of the State of New York, County of New York, Index No. 11/111685, alleging, among other things, breach of contract, and debt owed against the Company, in connection with accounting and audit services performed from May 12, 2010 through May 31, 2011.   Sherb is seeking, among other things, an amount not less than $88,508 plus interest.

The results of any litigation are inherently uncertain and there can be no assurance that we will prevail in the litigation matter stated above or otherwise. We plan to pursue our claims and defenses vigorously and expect that the litigation matter discussed above will be protracted and costly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLICELL BIOSCIENCES, INC.

Date: March 27, 2013	By:	/s/ Dr. Steven Victor
Dr. Steven Victor
Chief Executive Officer

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